UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2012 (May 17, 2012)

BlackRock, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, New York, New York	10055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Secondary Offering

On May 22, 2012, BlackRock, Inc. (“BlackRock”) entered into an underwriting agreement (the “Secondary Offering Underwriting Agreement”) by and among BlackRock and Barclays (BR Investments) LP (the “Selling Stockholder”) and Barclays Capital Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (the “Secondary Offering Underwriters”), pursuant to which the Selling Stockholder, a subsidiary of Barclays Bank PLC (“Barclays”), agreed to sell to the Secondary Offering Underwriters 26,211,335 shares of common stock of BlackRock, par value $0.01 per share (the “Common Stock”), including shares of Common Stock issuable upon the conversion of BlackRock’s Series B Convertible Participating Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), and 2,621,134 shares of Common Stock under the Secondary Offering Underwriters’ option to purchase additional shares (which was exercised in full on May 23, 2012) (collectively, the “Secondary Offering Shares”), for resale by the Secondary Offering Underwriters (the “Secondary Offering”) pursuant to BlackRock’s registration statement on Form S-3 (File No. 333-169328) (the “Registration Statement”). BlackRock will not receive any of proceeds from the sale of Common Stock in the Secondary Offering.

BlackRock and the Selling Stockholder have agreed to indemnify the Secondary Offering Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Secondary Offering Underwriters may be required to make because of any of those liabilities. Closing is expected to occur on May 29, 2012 and is subject to customary closing conditions.

At March 31, 2012, wholly owned subsidiaries of Barclays owned approximately 2.2% of BlackRock’s voting common stock outstanding and held approximately 19.6% of BlackRock’s capital stock. Immediately upon completion of the Secondary Offering and the Repurchase (as defined below), BlackRock does not expect Barclays and its affiliates to own any shares of BlackRock’s capital stock. Additionally, Barclays Capital Inc., an affiliate of Barclays, is acting as an underwriter in the Secondary Offering. Further, affiliates of other Secondary Offering Underwriters in the Secondary Offering own our capital stock.

The Secondary Offering Underwriters and their affiliates have provided, and may in the future provide, investment banking, commercial lending, financial advisory and other services for BlackRock. The Secondary Offering Underwriters have received customary fees and expenses for these services. In particular, affiliates of the Secondary Offering Underwriters are dealers under BlackRock’s commercial paper program. Affiliates of the Secondary Offering Underwriters are also lenders under BlackRock’s $3.785 billion revolving credit facility maturing in 2017.

The foregoing summary of the Secondary Offering Underwriting Agreement is qualified by reference to the full text of the Secondary Offering Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Notes Offering

On May 22, 2012, BlackRock entered into an underwriting agreement (the “Notes Offering Underwriting Agreement”) with Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters listed therein (the “Notes Offering Underwriters”), pursuant to which BlackRock agreed to sell to the Notes Offering Underwriters $750 million aggregate principal amount of its 1.375% Notes due 2015 and $750 million aggregate principal amount of its 3.375% Notes due 2022 (collectively, the “Notes”), for resale by the Notes Offering Underwriters (the “Notes Offering”) pursuant to the Registration Statement. The Notes Offering is expected to result in net proceeds to BlackRock of approximately $1.49 billion. BlackRock intends to use the net proceeds from the Notes Offering to fund the Repurchase (as defined below), and for general corporate purposes, which may include repayments of its outstanding indebtedness.

BlackRock has agreed to indemnify the Notes Offering Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Notes Offering Underwriters may be required to make because of any of those liabilities. Closing is expected to occur on May 25, 2012 and is subject to customary closing conditions.

The Notes Offering Underwriters and their affiliates have provided, and may in the future provide, investment banking, commercial lending, financial advisory and other services for BlackRock. The Notes Offering Underwriters have received customary fees and expenses for these services. In particular, affiliates of the Notes Offering Underwriters are dealers under BlackRock’s commercial paper program. Affiliates of the Notes Offering Underwriters are also lenders under BlackRock’s $3.785 billion revolving credit facility maturing in 2017.

The foregoing summary of the Notes Offering Underwriting Agreement is qualified by reference to the full text of the Notes Offering Underwriting Agreement, which is filed as Exhibit 1.2 hereto and incorporated herein by reference.

Share Repurchase

On May 21, 2012, BlackRock entered into a stock repurchase agreement (the “Stock Repurchase Agreement”) with Barclays, pursuant to which BlackRock agreed to purchase $1 billion of Common Stock and Series B Preferred Stock from affiliates of Barclays at the price at which the shares of Common Stock are sold to the public in the Secondary Offering, less the underwriting discount (the “Repurchase”), or $156.80 per share, resulting in the repurchase of approximately 6.4 million shares.

Closing of the Repurchase is also conditioned on, and is expected to occur immediately after, the completion of the Secondary Offering and is subject to other customary closing conditions. BlackRock currently intends to use a portion of the proceeds of the Notes Offering to fund the Repurchase.

The foregoing summary of the Stock Repurchase Agreement is qualified by reference to the full text of the Stock Repurchase Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Barclays Exchange

On May 21, 2012, BlackRock entered into an exchange agreement (the “Barclays Exchange Agreement”) with Barclays, pursuant to which, if immediately following the closing of the Secondary Offering and the Repurchase, Barclays and its affiliates collectively beneficially own more than one percent of the outstanding Common Stock, BlackRock has agreed to issue an equal number of shares of Series B Preferred Stock to such parties in exchange for such shares of Common Stock in excess of one percent of the outstanding Common Stock (the “Barclays Exchange”). The Barclays Exchange will be effected through a private exchange for which no commission or other remuneration has been paid or given for soliciting such exchange in accordance with Section 3(a)(9) of the Securities Act.

The foregoing summary of the Barclays Exchange Agreement is qualified by reference to the full text of the Barclays Exchange Agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

PNC Exchange

On May 21, 2012, BlackRock entered into an exchange agreement (the “PNC Exchange Agreement”) by and among BlackRock, PNC Bancorp, Inc. (“PNC Bancorp”) and The PNC Financial Services Group, Inc. (“PNC”), pursuant to which following the closing of the Secondary Offering, the Repurchase and the Barclays Exchange, if applicable, BlackRock has agreed to issue Common Stock to PNC Bancorp, a wholly owned subsidiary of PNC, in exchange for an equal number of shares of Series B Preferred Stock (the “PNC Exchange”) in an amount equal to the lesser of two million shares and such number of shares that will result in PNC owning 23.75% of the outstanding Common Stock. The PNC Exchange will be effected through a private exchange for which no commission or other remuneration has been paid or given for soliciting such exchange in accordance with Section 3(a)(9) of the Securities Act.

The foregoing summary of the PNC Exchange Agreement is qualified by reference to the full text of the PNC Exchange Agreement, which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

For a description of certain relationships and related transactions between BlackRock and each of Barclays and its affiliates and PNC and its affiliates, see the section entitled “Certain Relationships and Related Transactions” in BlackRock’s definitive Proxy Statement on Schedule 14A filed April 11, 2012 with the Securities and Exchange Commission (the “Commission”). In addition, affiliates of each of Barclays and PNC have provided, and may in the future provide, investment banking, commercial lending, financial advisory and other services for us, and have received customary fees and expenses for these services.

Increase of Commercial Paper Program Capacity

On May 17, 2012, BlackRock’s board of directors approved an increase in the maximum amount that may be borrowed under its existing commercial paper program (which program was previously described in BlackRock’s Current Report on Form 8–K, filed on October 20, 2009) from $3.5 billion to $3.785 billion. The dealer agreements with each of Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Banc of America Securities LLC, as dealers, remain in effect.

Item 1.02 Termination of a Material Definitive Agreement.

On May 21, 2012, BlackRock entered into a termination agreement and acknowledgement (the “Termination Agreement”) with Barclays, Barclays (BR Investments) LP and Barclays BR Holdings S.à r.l. (together, the “Barclays Parties”), pursuant to which, if the Barclays Parties and their affiliates cease to own five percent or more of BlackRock’s outstanding capital stock as a result of the Secondary Offering and/or the Repurchase, (1) the stockholder agreement, dated as of December 1, 2009 that was entered into among BlackRock and the Barclays Parties, will terminate and (2) the Barclays Parties will acknowledge that they no longer have registration rights with respect to our capital stock pursuant to the registration rights agreement, dated as of December 1, 2009 that was entered into among BlackRock and certain of the Barclays Parties.

For more information regarding our stockholder agreement and registration rights agreement with the Barclays Parties, see “Certain Relationships and Related Transactions—Stockholder Agreements with Merrill Lynch, PNC and Barclays Bank” and “Certain Relationships and Related Transactions—Stockholder Registration Rights Agreements with Merrill Lynch, PNC and Barclays,” respectively, in BlackRock’s definitive Proxy Statement on Schedule 14A filed April 11, 2012 with the Commission.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 concerning the increase in the size of BlackRock’s commercial paper program is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 under “Barclays Exchange” and “PNC Exchange” above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 22, 2012, among BlackRock, Inc. and Barclays (BR Investments) LP and Barclays Capital Inc., Morgan Stanley & Co. LLC and the other underwriters named therein.

1.2	Underwriting Agreement, dated May 22, 2012, among BlackRock, Inc. and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and the other underwriters named therein.

10.1	Stock Repurchase Agreement, dated as of May 21, 2012, between BlackRock, Inc. and Barclays Bank PLC.

10.2	Exchange Agreement, dated as of May 21, 2012, between BlackRock, Inc. and Barclays Bank PLC.

10.3	Exchange Agreement, dated as of May 21, 2012, among BlackRock, Inc., PNC Bancorp, Inc. and The PNC Financial Services Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

By:	/s/ Daniel R. Waltcher
Name:	Daniel R. Waltcher
Title	Managing Director and Deputy General Counsel

Date: May 23, 2012

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 22, 2012, among BlackRock, Inc. and Barclays (BR Investments) LP and Barclays Capital Inc., Morgan Stanley & Co. LLC and the other underwriters named therein.

1.2	Underwriting Agreement, dated May 22, 2012, among BlackRock, Inc. and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and the other underwriters named therein.

10.1	Stock Repurchase Agreement, dated as of May 21, 2012, between BlackRock, Inc. and Barclays Bank PLC.

10.2	Exchange Agreement, dated as of May 21, 2012, between BlackRock, Inc. and Barclays Bank PLC.

10.3	Exchange Agreement, dated as of May 21, 2012, among BlackRock, Inc., PNC Bancorp, Inc. and The PNC Financial Services Group, Inc.